WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 EXHIBIT 99.1 PRESS RELEASE January 30, 2018 Media Contact: Jimmy A. Hernandez 302-571-5254 jhernandez@wsfsbank.com WSFS to Participate in the 2018 KBW Winter Financial Services Symposium WILMINGTON, Del. – WSFS Financial Corporation (NASDAQ: WSFS), the parent company of WSFS Bank, will participate in the 2018 KBW Winter Financial Services Symposium to be held in Doral, Fla., Feb. 8 and 9. Rodger Levenson, Executive Vice President and Chief Operating Officer, and Dominic C. Canuso, Executive Vice President and Chief Financial Officer, will host one-on-one meetings with analysts and investors. Presentation Materials: Presentation slides will be included as part of the meetings and will be available on the company’s Investor Relations page. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of December 31, 2017, WSFS Financial Corporation had $7.0 billion in assets on its balance sheet and $18.9 billion in assets under management and administration. WSFS operates from 76 offices located in Delaware (46), Pennsylvania (28), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, West Capital Management, Powdermill Financial Solutions, Cash Connect®, WSFS Mortgage and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit wsfsbank.com. ###